INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CCB Financial Corporation

We consent to the use of our report incorporated herein by reference in the Registration Statement to register shares pursuant to the 1993 Management Recognition Plan for CCB
Savings Bank of Lenoir, Inc., SSB.

                                    KPMG PEAT MARWICK

Raleigh, North Carolina
May 6, 1994